                                                                     EXHIBIT 2.1

                        PLAN OF REORGANIZATION AGREEMENT
                        --------------------------------


     THIS PLAN OF REORGANIZATION AGREEMENT (the "Agreement") dated as of May 15,
                                                 ---------
1996, is among Film Roman, Inc., a California corporation ("Film Roman
                                                            ----------
California"), Film Roman, Inc., a Delaware corporation ("Film Roman Holdings"),
- ----------                                               -------------------
Phil Roman ("Founder"), certain holders of Class A Redeemable Preferred Stock,
             -------
$0.01 par value ("California Redeemable Preferred Stock"), of Film Roman
                  -------------------------------------
California and of warrants to purchase Common Stock, no par value ("California
                                                                    ----------
Common Stock"), of Film Roman California listed on the signature pages hereto
- ------------
(the "Institutional Investors"), and Oppenheimer & Co., Inc. ("Opco").  Film
      -----------------------                                  ----
Roman California and Film Roman Holdings are individually referred to herein as the "Company" and collectively as the "Companies." The Founder, the
     -------                           ---------
Institutional Investors, and Opco are collectively referred to herein as the

"Stockholders."  The Companies and the Stockholders are collectively referred to
- -------------
herein as the "Parties."
               -------


                                    RECITALS
                                    --------

     A. The Board of Directors of Film Roman California and the Stockholders have agreed that it is in the best interests of Film Roman California and the Stockholders to obtain additional financing for the operations of Film Roman California by effecting a public offering of capital stock (the "Offering").

     B. Film Roman Holdings has recently been incorporated in Delaware in order to hold all of the issued and outstanding capital stock of Film Roman California. Film Roman California, Film Roman Holdings and the Stockholders are entering into this Agreement in order to, among other things, adopt the agreement and plan of reorganization herein contained and to provide for the merger of a wholly-owned California subsidiary of Film Roman Holdings

("Mergerco") with and into Film Roman California (the "Merger"), as a result of
  --------                                             -------
which, among other things, Film Roman California will become a wholly-owned subsidiary of Film Roman Holdings.

     C. The Founder owns (i) 1,713,000 shares of California Common Stock, representing all of the issued and outstanding shares of California Common Stock, (ii) 750,000 shares of Class B Convertible Preferred Stock, $0.01 par value ("Convertible Preferred Stock"), of Film Roman California, representing
        ---------------------------
all of the issued and outstanding shares of Convertible Preferred Stock, and
(iii) a warrant for the purchase of 185,000 shares of California Common Stock (the "Founder Warrant"). Immediately prior to the Merger, the Founder will
      ---------------
convert his shares of Convertible Preferred Stock and will be issued California Common Stock upon such conversion, and will surrender his Founder Warrant for cancellation.

     D.  The Institutional Investors own, in the aggregate, 1,200,000 shares of
California Redeemable Preferred Stock.   Such California Redeemable Preferred
Stock was issued pursuant to the terms of a Securities Purchase Agreement dated July 26, 1995 (the "Securities Purchase Agreement") by and among the Company and
                    -----------------------------
the Institutional Investors.

     E. The Institutional Investors also own, in the aggregate, warrants for the purchase of 1,200,000 shares of California Common Stock (the "Regular
                                                                  -------
Warrants"). Such Regular Warrants were issued pursuant to the Securities Purchase Agreement. Prior to the Merger, the Institutional Investors will exercise the Regular Warrants in full and will be issued shares of California Common Stock upon such exercise.

     F. Opco owns a warrant for the purchase of 37,000 shares of California Common Stock at an exercise price of $12.00 per share (the "Opco Warrant" and,
                                                            ------------
together with the Regular Warrants, the "California Warrants").  Prior to the
                                         -------------------
Merger, Opco will exercise the Opco Warrant and will be issued shares of California Common Stock upon such exercise.

     G. Certain employees of and consultants to Film Roman California own options to purchase California Common Stock (the "Optionees"). The Optionees
                                                  ---------
own, in the aggregate, options for the purchase of 691,500 shares of California Common Stock, of which 631,500 options have been granted pursuant to the Film Roman California Stock Option Plan (the "Regular Options"), and of which 60,000
                                         ---------------
options have been granted to William Schultz on special terms and conditions (the "Schultz Options," and together with the Regular Options, the "California
      ---------------                                               ----------
Options").  The California Redeemable Preferred Stock, the California Common
- -------
Stock, the California Warrants and the California Options are collectively referred to herein as the "Equity Interests."
                           ----------------



                                   AGREEMENT
                                   ---------

     In consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

     1.   STEPS PRIOR TO MERGER.
          ---------------------

          1.1  Founder Conversion/Surrender.
               ----------------------------

               (a) The Founder agrees to convert, immediately prior to the Merger, all of the outstanding shares of Convertible Preferred Stock.

               (b) The Founder agrees to surrender the Founder Warrant, immediately prior to the Merger, to Film Roman California for cancellation.

               (c) Film Roman California agrees to pay to the Founder, following the conversion of the Convertible Preferred Stock pursuant to clause (a) of this
Section 1.1, accrued but unpaid dividends on the Convertible Preferred Stock through the date of conversion.

               (d) Film Roman California agrees to issue to the Founder 750,000 shares of California Common Stock upon the conversion of Convertible Preferred Stock.

          1.2  Warrant Exercise.
               ----------------

               (a) Each Institutional Investor agrees to exercise in full, immediately prior to the Merger, the Regular Warrants owned by such Institutional Investor by surrendering California Redeemable Preferred Stock to Film Roman California for cancellation in payment of the exercise price pursuant to Section 1(a) of such Regular Warrant. For purposes of such exercise, the parties agree that the value of one share of California Redeemable Preferred Stock will be $10, and that the exercise price of the Regular Warrants shall be as provided in the Regular Warrants.

               (b) Opco agrees to exercise in full, immediately prior to the Merger, the Opco Warrant through a "Cashless Exercise" pursuant to Section 2.2(ii) of the Opco Warrant. For purposes of such "Cashless Exercise," the Parties agree that the value of each share of California Common Stock issuable upon such exercise is an amount equal to $13.75 per share.

               (c) Film Roman California agrees, following the exercise of the Regular Warrants pursuant to clause (b) of this Section 1.2, (i) to issue to the Institutional Investors 1,200,000 shares of California Common Stock, and (ii) to pay to the Institutional Investors, accrued but unpaid dividends on the California Redeemable Preferred Stock cancelled upon exercise of Regular Warrants through the date of cancellation, pro rata according to the amount of Regular Warrants held by such Institutional Investor. Film Roman agrees to issue, following the exercise of the Opco Warrant pursuant to clause (c) of this
Section 1.2, 4,709 shares of California Common Stock.


     2.   THE MERGER AND THE REDEMPTION.
          -----------------------------

          2.1  Merger.  In the Merger:
               ------

               (a) Each share of California Common Stock held by the Founder, each Institutional Investor, and Opco shall be converted into and become 1.25 shares of Common Stock, $.01 par value ("Holdings Common Stock"), of Film Roman
                                         ---------------------
Holdings.

               (b) Each share of California Redeemable Preferred Stock held by the Institutional Investors shall be converted into and become 1.0 share of Series A Redeemable Preferred Stock, $.01 par value ("Holdings Redeemable
                                                      -------------------
Preferred Stock"), of Film Roman Holdings.  The Holdings Redeemable Preferred
- ---------------
Stock shall have rights as nearly identical to the California Redeemable Preferred Stock as may be, except that the Holdings Redeemable Preferred Stock shall have full voting rights (with one vote per share) with holders of Holdings Common Stock, and shall be entitled to dividends as provided in Section 3.1(n). Prior to the Closing (as herein defined), Film Roman Holdings will adopt and file with the Secretary of State of Delaware a certificate of Designation with respect to the Holdings Redeemable Preferred Stock.

               (c) Pursuant to the antidilution provisions of the California Options, after the effectiveness of the Merger, each such option shall become exercisable for a number of shares of Holdings Common Stock equal to 1.25 times the number of shares of California Common Stock for which it was theretofore exercisable, at a price per share equal to the result of dividing the exercise price for which it was theretofore exercisable by 1.25, disregarding fractions of a share or cent, as the case may be.

          2.2  Redemption.  Immediately following the Merger and the closing of
               ----------
the Offering, Film Roman Holdings agrees:

               (a) To redeem (the "Redemption") all of the outstanding shares of
                                   ----------
Holdings Redeemable Preferred Stock pursuant to the terms of such Holdings Redeemable Preferred Stock.

               (b) In the Redemption, to pay dividends on the Holdings Redeemable Preferred Stock that have accrued but are unpaid through the date of the Redemption.

     3.   CLOSING.
          -------

          Upon the terms and subject to the conditions set forth herein, the closing (the "Closing") of the Merger, the Offering and the Redemption (the
              -------
"Primary Transactions") shall take place on and as of the date of the closing
 --------------------
of the Offering (which date shall be determined by Film Roman Holdings and the managing underwriter of the Offering). The Closing shall be held at the offices of Latham & Watkins, 633 West Fifth Street, Suite 4000, Los Angeles, California 90071, or at such other location as Film Roman Holdings may designate.

          3.1. Deliveries at Closing.  At the Closing, the following actions
               ---------------------
shall be taken:

               (a) Delivery of Convertible Preferred Stock and Founder Warrant
                   -----------------------------------------------------------
to Film Roman California. The Founder shall deliver to Film Roman California (i)
- ------------------------
all issued and outstanding shares of Convertible Preferred Stock (including a duly executed conversion certificate indicating that all such shares of Convertible Preferred Stock are to be converted into California Common Stock) and (ii) the Founder Warrant (including a duly executed cancellation certificate authorizing the cancellation of such Founder Warrant).

               (b) Delivery of California Warrants to Film Roman California.
                   --------------------------------------------------------
Each Institutional Investor shall deliver to Film Roman California the Regular Warrant owned by such Institutional Investor (including a duly executed exercise certificate indicating that such Regular Warrant shall be exercised in full), and certificates for such number of shares of California Redeemable Preferred Stock as shall be necessary to exercise such Regular Warrants, duly endorsed to Film Roman California. Opco shall deliver to Film Roman California the Opco Warrant (including a duly executed exercise certificate indicating that such Opco Warrant shall be exercised in full).

               (c) Delivery of Shares of California Common Stock to Founder,
                   ---------------------------------------------------------
Institutional Investor and Opco. Film Roman California shall deliver to the
- -------------------------------
Founder 750,000 shares of California Common Stock issuable upon exercise of the Convertible Preferred Stock. Film Roman California shall deliver to each Institutional Investor that number of shares of California Common Stock issuable upon exercise of such Institutional Investor's Regular Warrant, or a total of 1,200,000 shares of California Common Stock, plus certificates for the uncancelled balance (if any) of shares of California Redeemable Preferred Stock surrendered upon exercise of Regular Warrants. Film Roman California shall deliver to Opco 4,709 shares of California Common Stock.

               (d) Merger. Film Roman California and Mergerco shall cause an
                   ------
agreement of merger and officers' certificate regarding the Merger to be filed and become effective with the Secretary of State of the State of California.

               (e) Surrender of California Common Stock to Film Roman Holdings.
                   -----------------------------------------------------------
Pursuant to the Merger, the Founder, the Institutional Investors and Opco shall surrender all shares of California Common Stock owned by such Stockholders to Film Roman Holdings.

               (f) Surrender of California Redeemable Preferred Stock to Film
                   ----------------------------------------------------------
Roman Holdings. Each Institutional Investor shall surrender all shares of
- --------------
California Redeemable Preferred Stock owned by such Institutional Investor to Film Roman Holdings.

               (g) Delivery of Holdings Common Stock to the Founder, the
                   -----------------------------------------------------
Institutional Investors and Opco. Film Roman Holdings shall deliver to each of
- --------------------------------
the Founder, the Institutional

Investors and Opco that number of shares of Film Roman Common Stock issued to such Stockholder in the Merger.

               (h) Delivery of Holdings Redeemable Preferred Stock to the
                   ------------------------------------------------------
Institutional Investors. Film Roman Holdings shall deliver to each Institutional
- -----------------------
Investor that number of shares of Holdings Redeemable Preferred Stock to be issued to such Institutional Investor in the Merger.

               (i) Offering.  The closing of the Offering shall be completed.
                   --------

               (j) Redemption.  Film Roman Holdings shall call for redemption
                   ----------
and redeem the Holdings Redeemable Preferred Stock.

               (k) Surrender of Holdings Redeemable Preferred Stock to Film
                   --------------------------------------------------------
Roman Holdings. Pursuant to the Redemption, each Institutional Investor shall
- --------------
deliver to Film Roman Holdings that number of shares of Holdings Redeemable Preferred Stock owned by such Institutional Investor.

               (l) Capital Contribution.  Film Roman Holdings will contribute
                   --------------------
to Film Roman California funds sufficient to make the payments herein provided and to apply the proceeds to the Company from the Offering as required.

               (m) Delivery of Cash to the Founder.  Film Roman California
                   -------------------------------
shall deliver cash to the Founder, representing payment in full for all accrued but unpaid dividends on the Convertible Preferred Stock.

               (n) Delivery of Cash to Institutional Investors.  Film Roman
                   -------------------------------------------
Holdings shall deliver to each Institutional Investor cash representing payment in full of the redemption price of the Holdings Redeemable Preferred Stock, which shall be $10 per share of Holdings Redeemable Preferred Stock, plus an amount equal to dividends accrued and unpaid thereon (and on California Redeemable Preferred Stock) to the date of Redemption.

               (o) Certificates.  Each Party will deliver any certificates or
                   ------------
other evidences of the performance of all obligations and the satisfaction of all conditions required of such Party pursuant to this Agreement or applicable law as Film Roman California or Film Roman Holdings shall reasonably request.


     4.   FURTHER AGREEMENTS.
          ------------------

          4.1  Approval of Charter Documents.  The Stockholders as present and
               -----------------------------
prospective shareholders of Film Roman California and as prospective stockholders of Film Roman Holdings hereby approve of and agree to the adoption of, and ratify and confirm the following:

               (a) the Certificate of Incorporation of Film Roman Holdings, substantially in the form of Exhibit A attached hereto;
                             ---------

               (b) the Bylaws of Film Roman Holdings, substantially in the form of Exhibit B attached hereto;
   ---------

               (c) the form of Indemnification Agreement to be entered into with the officers and directors of Film Roman Holdings, substantially in the form of Exhibit C attached hereto;
- ---------

               (d) the Film Roman California Stock Option Plan, substantially in the form of Exhibit D a ttached hereto; and
            ---------

               (e) the Merger and the Redemption.


          4.2  Approval of Certain Agreements and Other Instruments.  The
               ----------------------------------------------------
Stockholders, as prospective stockholders of Film Roman Holdings hereby approve of and agree to the following:

               (a) Prior to the Merger, Film Roman Holdings shall adopt a stock option plan ("Holdings Option Plan") having substantially similar terms to the
              --------------------
Film Roman California Stock Option Plan; provided, however, that such Holdings Option Plan shall provide for the issuance of up to 15% of the number of shares of Holdings Common Stock to be outstanding after the Offering upon exercise of options (including all outstanding employee or consultant options), may provide for automatic director option grants, and may contain such additional provisions as may be advisable to comply with law, including Rule l6b-3 under the Securities Exchange Act of 1934, and Section 162 (m) under the Internal Revenue Code of 1986, as amended (the "Code").

               (b) At the Closing, Film Roman Holdings shall assume Film Roman California's obligations to the Institutional Investors (other than Opco Senior Executive Investment Partnership, L.P.) under the Registration Rights Agreement by and among Film Roman California and the Institutional Investors.

          4.3  Cooperation.  Subject to the terms and conditions herein
               -----------
provided, each of the Parties agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Primary Transactions and the other transactions contemplated by this Agreement (collectively, the "Transactions"), and to cooperate with each
                                   ------------
other in connection with the foregoing, including using reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases, licenses and other contracts, (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state, local or foreign law or regulations, (C) to defend all lawsuits or other legal proceedings challenging this Agreement, or the consummation of the Transactions, (D) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, (E) to effect all necessary registrations and filings and submissions of information requested by governmental authorities;
(F) to fulfill all conditions to this Agreement and the Transactions and (G) to allow the Institutional Investors to "tack" holding periods of the California Common Stock currently held by them and the Common Stock to be received in exchange therefor in connection with the Reorganization for purposes of Section 144 of the Securities Act.

          4.4  Lock-up.  Each Stockholder agrees to enter into an agreement
               -------
with the underwriters on or about the date that the Offering is priced pursuant to which such Stockholder shall agree that, during the period beginning from the date hereof and continuing to and including the date 180 days after the date of the consummation of the Offering, such Stockholder will not (except as set forth in this Agreement) offer, sell, contract to sell, grant any option to purchase, or otherwise dispose of, directly or indirectly, or in any other manner transfer all or a portion of the economic consequences associated with, or make any announcement of an offering of, any shares of capital stock of Film

Roman California or Film Roman Holdings, including but not limited to any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, capital stock of Film Roman California or Film Roman Holdings or any substantially similar securities (any one or more of the foregoing, a "Transfer"), except for the sale by certain Stockholders to the
              --------
underwriters of the Offering (the "Underwriters"); provided, however, that any Transfer or proposed Transfer during the period commencing on the consummation of the Offering and ending 180 days thereafter may be effected with the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ").


     5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANIES.
          -----------------------------------------------

          The Companies represent and warrant to each of the other Parties, as follows:

          5.1  Organization.  Film Roman California is a corporation duly
               ------------
organized,validly existing and in good standing under the laws of the State of California and has the requisite corporate power and authority to carry on its business as is currently conducted. Film Roman Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          5.2  Authorization. Each Company has the requisite corporate power and
               -------------
authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by each Company and the consummation by each Company of the transactions contemplated hereby have been duly authorized by each Company's Board of Directors. This Agreement has been duly executed and delivered by each Company and constitutes a valid and binding obligation of each Company, enforceable against each Company in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

          5.3  Validly Issued Shares.  All shares of capital stock or other
               ---------------------
securities evidencing equity ownership of Film Roman Holdings or Film Roman California, as the case may be, to be issued in connection with this Agreement or the Offering when issued in compliance with the terms herein or therein will be duly authorized and validly issued, fully paid, and non-assessable and not issued in violation of, and not subject to, any preemptive or similar rights.

          5.4  No Other Subscriptions, Etc.  Except as contemplated by this
               ----------------------------
Agreement, there are not outstanding any subscriptions, calls, commitments, warrants or options for the purchase of shares of any capital stock or other securities of Film Roman California or Film Roman Holdings or any securities convertible into or exchangeable for shares of capital stock or other securities issued by Film Roman California or Film Roman Holdings, as the case may be, or any other commitments of any kind for the issuance of additional shares of capital stock or other securities issued by Film Roman California or Film Roman Holdings other than as may be made to the Underwriters in connection with the Offering.

          5.5  Investment Intent.  Film Roman Holdings is acquiring capital
               -----------------
stock and other securities evidencing equity ownership of Film Roman California only for its own account and not as nominee or agent for any other person, and Film Roman Holdings is not acquiring such capital stock or securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act of 1933, as amended (the "Securities Act")) that
                                                        --------------
would violate the securities laws of the United States of America or any state thereof.

          5.6  No Brokers.  Each Company represents and warrants that no
               ----------
broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of either Company, except for underwriting discounts and commissions to be paid to the Underwriters in connection with the Offering.


     6.   REPRESENTATIONS AND WARRANTIES OF INSTITUTIONAL INVESTORS AND OPCO.
          ------------------------------------------------------------------

          Each of the Institutional Investors and Opco represent and warrant to the other Parties, as follows:

          6.1  Organization.  Such Stockholder is a corporation, partnership
               ------------
or other entity or organization and is duly organized, validly existing and in good standing under the laws of its state of organization and has the requisite corporate, partnership or other power to carry on its business as it is now being conducted.

          6.2  Authorization.  Such Stockholder has the requisite corporate,
               -------------
partnership or other power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Primary Transactions. The execution and delivery of this Agreement by such Stockholder and the consummation by such Stockholder of the Primary Transactions have been duly authorized by such Stockholder's Board of Directors (if such Stockholder is a corporation), General Partner (if such Stockholder is a partnership) or other person empowered so to do. This Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

          6.3  Valid Title.  Such Stockholder has valid title to all of the
               -----------
Equity Interests set forth under such Stockholder's signature on the signature pages hereto, free and clear of all encumbrances, and such Stockholder has full right, power and authority to act with respect to such Equity Interests. Upon delivery, in accordance herewith to Film Roman California or Film Roman Holdings, as the case may be, of such Equity Interests, good title to such Equity Interests will have been acquired by the transferee free and clear of all encumbrances.

          6.4  No Breach or Violation.  Neither the execution, delivery and
               ----------------------
compliance of this Agreement by such Stockholder nor the consummation of the Primary Transactions by such Stockholder will, to the best of such Stockholder's knowledge, (a) violate or conflict with any of the charter or other organizational documents governing such Stockholder; (b) violate or conflict with any provision or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Equity Interests are bound; (c) violate any laws, statutes, ordinances, regulations or codes of any federal, state, or local government or governmental agency or any judgment, award, injunction, ruling, order, decision of any federal, state or local court or government agency; or (d) impose any claim, lien, pledge, charge, security interest or other encumbrance on such Stockholder's Equity Interests.

          6.5  Investment Intent.  Such Stockholder is acquiring securities
               -----------------
evidencing equity ownership of Film Roman California and Film Roman Holdings only for its own account and not as nominee or agent for any other person, and such Stockholder is not acquiring such capital stock or securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would violate the securities laws of the United States of America or any state thereof.

          6.6  No Brokers.  No broker, finder or investment banker is entitled
               ----------
to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Stockholder, except for any underwriting discounts and commissions to be paid to the Underwriters in connection with the Offering.


     7.   REPRESENTATIONS AND WARRANTIES OF THE FOUNDER.
          ---------------------------------------------

          The Founder represents and warrants to the other Parties, as follows:

          7.1  Authorization.  This Agreement has been duly executed and
               -------------
delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

          7.2  Valid Title.  Such Stockholder has valid title to all of the
               -----------
Equity Interests set forth under such Stockholder's signature on the signature pages hereto, free and clear of all encumbrances, and such Stockholder has full right, power and authority to act with respect to such Equity Interests. Upon delivery in accordance herewith to Film Roman California or Film Roman Holdings, as the case may be, of such Equity Interests, good title to such Equity Interests will have been acquired by the transferee free and clear of all encumbrances.

          7.3  No Breach or Violation.  Neither the execution, delivery and
               ----------------------
compliance of this Agreement by such Stockholder nor the consummation of the Primary Transactions by such Stockholder, to the best of such Stockholder's knowledge, will (a) violate or conflict with any provision or result in or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of any contract, indebtedness, note, bond, indenture, security or pledge agreement, commitment, license, lease, franchise, permit, agreement, or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or such Stockholder's Equity Interests are bound; (b) violate any laws, statutes, ordinances, regulations or codes of any federal, state or local government or governmental agency or any judgment, award, injunction, ruling, order, decision of any federal, state or local court or governmental agency; or (c) impose any claim, lien, pledge, charge, security interest or other encumbrance on such Stockholder's Equity Interests.

          7.4  Investment Intent.  Such Stockholder is acquiring securities
               -----------------
evidencing equity ownership of Film Roman California and Film Roman Holdings only for his own account and not as nominee or agent for any other person, and such Stockholder is not acquiring such capital stock or securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would violate the securities laws of the United States of America or any state thereof.

          7.5  No Brokers.  No broker, finder or investment banker is entitled
               ----------
to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Stockholder or its affiliates, except for any underwriting discounts and commissions to be paid to the Underwriters in connection with the Offering.

     8.   CONDITIONS TO CLOSING.
          ---------------------

          8.1  Conditions to All Parties' Obligations.  The obligation of each
               --------------------------------------
Party to consummate the Primary Transactions are subject to satisfaction, on or prior to the Closing, of each of the following:

               (a) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority shall be in effect, which prevent the consummation of the Primary Transactions.

               (b) The Offering shall be consummated immediately following the Merger and immediately prior to the Redemption.

               (c) The Company shall receive at least $32.0 million in gross proceeds pursuant to the Offering.

               (d) The Merger shall be a "reorganization" within the meaning of
Section 368 of the Code or shall be a "capital contribution" within the meaning of Section 351 of the Code.

          8.2  Conditions to Companies' Obligations.  The respective obligations
               ------------------------------------
of the Companies to consummate the Primary Transactions are subject to satisfaction, on or prior to the Closing, of each of the following:

               (a) Representations and Warranties.  All representations and
                   ------------------------------
warranties made in this Agreement by all Stockholders shall be true and correct at and as of the date of this Agreement and at and as of the Closing.

               (b) Performance.  Each Stockholder shall have performed and
                   -----------
complied with each agreement, covenant and obligation required by this Agreement to be so performed or complied with at or prior to Closing.

               (c) Registration Statement.  The registration statement with
                   ----------------------
respect to the Offering shall have become and remain effective with the Securities and Exchange Commission.

          8.3  Conditions to Stockholders' Obligations.  The respective
               ---------------------------------------
obligations of the Stockholders to consummate the Primary Transactions are subject to satisfaction, on or prior to the Closing, of each of the following:

               (a) Representations and Warranties.  All representations and
                   ------------------------------
warranties made in this Agreement by each Company shall be true and correct at and as of the date of this Agreement and at and as of the Closing.

               (b) Performance.  Each Company shall have performed and complied
                   -----------
with each agreement, covenant and obligation required by this Agreement to be so performed or complied with at or prior to Closing.

               (c) Registration Statement.  The registration statement with
                   ----------------------
respect to the Offering shall have become and remain effective with the Securities and Exchange Commission.


     9.   TERMINATION.
          -----------

          9.1  Termination.  This Agreement may be terminated at any time prior
               -----------
to Closing:

               (a) By mutual written consent of the Parties;

               (b) By the Companies if, on or prior to September 30, 1996, there is (A) a failure of a condition set forth in Section 8.2; (B) a failure of a condition set forth in Section 8.1 (unless the ability to meet such condition was within the control of the Companies); or (C) the occurrence of any event which results or would result in the failure of a condition set forth in Section
8.2 or Section 8.1 (unless the ability to meet such condition was within the control of the Companies) to be satisfied on or prior to such date; provided, however, that the Companies may not terminate this Agreement prior to such date if (x) the Stockholders have not had an adequate opportunity to cure any such failure or (y) any Stockholder has the right to terminate this Agreement pursuant to the following clause (c) of this Section 10.1; or

               (c) By any Stockholder if, on or prior to September 30, 1996, there is (A) a failure of a condition set forth in Section 8.3; (B) a failure of a condition set forth in Section 8.1 (unless the ability to meet such condition was within the control of such Stockholder); or (C) the occurrence of any event which results or would result in the failure of a condition set forth in Section
8.3 or Section 8.1 (unless the ability to meet such condition was within the control of such Stockholder) to be satisfied on or prior to such date; provided, however, that no Stockholder may terminate this Agreement prior to such date if
(x) the Companies have not had an adequate opportunity to cure any such failure or (y) the Companies have the right to terminate this Agreement pursuant to the foregoing clause (b) of this Section 10.1.

          9.2  In the Event of Termination.  In the event of termination of this
               ---------------------------
Agreement, this Agreement shall be void. Notwithstanding the foregoing, any willful or intentional breach of any representation, warranty, covenant or agreement set forth in this Agreement by any party to this Agreement, prior to Closing, shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     10.  AMENDMENT.
          ---------

          10.1 Amendment.  Subject to applicable law, this Agreement may be
               ---------
amended, modified or supplemented by written agreement of the Parties hereto at any time before the consummation of the Transactions.

          10.2 Waiver.  Subject to applicable law, at any time prior to the
               ------
consummation of the Transactions, any Party hereto may (i) extend the time for the performance of any of the obligations or other acts of any other Party hereto or (ii) waive compliance with any of the agreements of any other Party or with any conditions to its own obligations. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by a duly authorized officer.


     11.  GENERAL PROVISIONS.
          ------------------

          11.1 Notices.  All notices and other communications which are
               -------
required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

          If to any Company, addressed to:

               Film Roman, Inc.
               12020 Chandler Boulevard, Suite 200
               North Hollywood, California  91607
               Telecopier:  (818) 985-2973
               Attention:  Phil Roman

          With a copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071
               Telecopier:  (213) 891-8763
               Attention:  Thomas W. Dobson, Esq.

          If to any Stockholder, to such Stockholder's address on the signature pages hereto.


          11.2 Interpretation.  All defined terms herein include the plural as
               --------------
well as the singular. All references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. This Agreement shall not be construed for or against any Party by reason of the authorship or alleged authorship of any provisions hereof or by reason of the status of the respective Parties. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          11.3 Miscellaneous.  This Agreement (i) constitutes the entire
               -------------
agreement and supersedes all other prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other person any rights or remedies hereunder; (iii) shall not be assigned, except by Company to a directly or indirectly wholly owned subsidiary of either of the Companies which, in a written instrument shall agree to assume all of such the Company's obligations hereunder and be bound by all of the terms and conditions of this Agreement; provided, however, that no such assignment shall relieve the assigning party of the obligations hereunder; and (iv) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.


                          [SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the Parties hereto have caused this Plan of Reorganization Agreement to be executed as of the date first written above.


"FILM ROMAN CALIFORNIA"

Film Roman, Inc.,
a California corporation



By /signature/
     Name:
     Title:


"FILM ROMAN HOLDINGS"

Film Roman, Inc.,
a Delaware corporation



By /signature/
     Name:
     Title:


"FOUNDER"



By /signature/
Phil Roman

Number of shares of Convertible Preferred Stock:  750,000
Number of shares of California Common Stock for which Founder Warrant is
  Exercisable: 185,000
Number of shares of California Common Stock:  1,713,000
Address:  3123 La Suvida Drive
          Hollywood, California  90068
         (213) 851-3083


I consent to the foregoing:



/signature/
Mrs. Phil Roman

"INSTITUTIONAL INVESTORS"

BCI GROWTH III, L.P.

By Teaneck Associates, L.P.,
     Its General Partner



By /signature/
   General Partner

Number of shares of California Redeemable Preferred Stock: 592,500 Number of shares of California Common Stock for which Regular Warrant is
   Exercisable:  592,500
Address:     c/o BCI Advisors, Inc.
             Glenpointe Centre West
             Teaneck, New Jersey  07666-6883
Telephone:  (201) 836-3900
Telecopier  (201) 836-6368
Attention:  _____________________________

DELAWARE STATE EMPLOYEES' RETIREMENT FUND

By Pecks Management Partners Ltd.,
     Its Investment Advisor



By /signature/
   Managing Director

Number of shares of California Redeemable Preferred Stock: 400,000 Number of shares of California Common Stock for which Regular Warrant is
   Exercisable:  400,000
Address:     c/o Pecks Management Partners
             One Rockefeller Plaza
             New York, New York  10020
Telephone:   (212) 332-1333
Telecopier:  (212) 332-1334
Attention:  _____________________________

DECLARATION OF TRUST FOR DEFINED BENEFIT
PLANS OF ICI AMERICAN HOLDING INC.

By Pecks Management Partners Ltd.,
     Its Investment Advisor



By /signature/
   Managing Director

Number of shares of California Redeemable Preferred Stock: 113,200 Number of shares of California Common Stock for which Regular Warrant is
   Exercisable:  113,200
Address:     c/o Pecks Management Partners
             One Rockefeller Plaza
             New York, New York  10020
Telephone:   (212) 332-1333
Telecopier:  (212) 332-1334
Attention:  _____________________________


DECLARATION OF TRUST FOR DEFINED BENEFIT
PLANS OF ZENECA HOLDING INC.

By Pecks Management Partners Ltd.,
     Its Investment Advisor



By /signature/
   Managing Director

Number of shares of California Redeemable Preferred Stock: 79,300 Number of shares of California Common Stock for which Regular Warrant is
   Exercisable:  79,300
Address:     c/o Pecks Management Partners
             One Rockefeller Plaza
             New York, New York  10020
Telephone:   (212) 332-1333
Telecopier:  (212) 332-1334
Attention:  _____________________________

OPCO SENIOR EXECUTIVE INVESTMENT PARTNERSHIP, L.P.

By OPCO Partners, Inc.,
     Its General Partner



By /signature/
   General Partner

Number of shares of California Redeemable Preferred Stock: 15,000 Number of shares of California Common Stock for which Regular Warrant is
Exercisable:  15,000
Address:     c/o Oppenheimer & Co., Inc.
             1 World Financial Center
             200 Liberty Street
             New York, New York  10281
Telephone:   (212) 667-7000
Telecopier:  (212) 667-5585/5851
Attention:  _____________________________


"OPCO"

OPPENHEIMER & CO., INC.



By /signature/

Number of shares of California Common Stock for which Opco Warrant is
   Exercisable:  37,000
Address:     c/o Oppenheimer & Co., Inc.
             1 World Financial Center
             200 Liberty Street
             New York, New York  10281
Telephone:   (212) 667-7000
Telecopier:  (212) 667-5585/5851
Attention:  _____________________________